Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                           THE JACKSON RIVERS COMPANY
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    (Name of corporation as currently filed with the Florida Dept. of State)


                                  P01000045978
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                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this FLORIDA PROFIT CORPORATION adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (IF CHANGING):
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(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or
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Article Title(s) being amended, added or deleted: (BE SPECIFIC)
                                                  -------------

Article V. as previously amended, is hereby further amended as follows:
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V. Capital Stock. The Company shall be authorized to Issue 6,000,000,000 shares,
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of which 5,000,000,000 shares shall be common shares, par value $0.00001 per
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share (the "Common Stock"), and 1,000,000,000 shares shall be preferred shares,
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par value $0.00001 per share (the "Preferred Stock").
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                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

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                                   (continued)


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THE DATE OF EACH AMENDMENTS(S) ADOPTION: January 30, 2005
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EFFECTIVE DATE IF APPLICABLE: January 31, 2005
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                              (no more than 90 days after amendment file date)

ADOPTION OF AMENDMENTS(S)     (CHECK ONE)
                               ---------

     [X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendments(s) by the shareholders was/were sufficient for approval.

     [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

               "The number of votes cast for the amendments(s) was/were sufficient for approval by ___________________________________."
                                                               (voting group)

     [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [_] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 24th day of January, 2005.
            ----       ----------------

          Signature /s/ Dennis N. Lauzon
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                    (By a director, president or other officer if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                                          DENNIS N. LAUZON
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                             (Typed or printed name of person signing)

                                PRESIDENT AND CHIEF EXECUTIVE OFFICER
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                                      (Title of person signing)


                                 FILING FEE: $35


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